Exhibit 10.1

AMENDMENT TO

AGREEMENT FOR SERVICES

This Amendment, entered into as of February 6, 2006 (this “Amendment”), amends the Agreement for Services, dated as of April 19, 2005 (the “Agreement”), by and between Tracinda Corporation, a Nevada corporation (“Tracinda”), and Jerome B. York (“Contractor”).

WHEREAS, Tracinda and Contractor desire to clarify certain aspects of the services to be provided by Contractor pursuant to the Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Paragraph 1 of the Agreement shall be amended by adding the following subparagraph:

“(e) Contractor and Tracinda agree that the services to be performed pursuant to this Agreement shall not include the sharing of any confidential information with respect to another corporation which Contractor may obtain in his capacity as a director or other fiduciary of such corporation.”

2. Except as otherwise provided in this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

3. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRACINDA CORPORATION

By:	/s/ Anthony L. Mandekic
Name:	Anthony L. Mandekic
Title:	Secretary/Treasurer

/s/ Jerome B. York
Jerome B. York

1